SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 22, 2002

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

      Vermont Yankee Nuclear Power Corporation has confirmed that it plans to shutdown on May 11, 2002 for a mid cycle outage to repair several leaking fuel rods.  Vermont Yankee reduced power on March 21, 2002 to 91% for increased fuel management, to provide core wide suppression, and reduce the likelihood of additional fuel leaks.  Vermont Yankee plans to remain at 91% power through May 11, 2002 at which time the planned mid cycle outage will begin.

      The outage is anticipated to last ten to fourteen days.  Central Vermont's share of the total cost of the outage, plus its replacement power cost is roughly estimated to be $2 million, pretax; however, the actual cost to the Company could be greater.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ John J. Holtman John J. Holtman, Vice President and Controller

March 22, 2002